Exhibit 99.1

Bread Financial Reports Third Quarter 2022 Results

COLUMBUS, Ohio, October 27, 2022 – Bread Financial Holdings, Inc. (NYSE: BFH), a tech-forward financial services company that provides simple, personalized payment, lending, and saving solutions, today announced financial results for the third quarter ended September 30, 2022.

Financial Summary	Third Quarter 2022	Year-to-Date 2022
Net Income *($ millions)*	**$134**	**$357**
Earnings per Diluted Share	**$2.69**	**$7.15**

- Third quarter net income was $134 million, or $2.69 per diluted share.
- Total third quarter revenue was $979 million, up $128 million, or 15%, versus the third quarter of 2021.
- Expected normalization of credit metrics continued in the third quarter, with a quarter-end delinquency rate of 5.7% and a net loss rate of 5.0%.

Business Highlights

"We are pleased to announce a new long-term credit card relationship with World Market, a specialty retailer of home furniture, decor, apparel, and international food products. Bread Financial draws on its decades of experience with specialty retailers like World Market to provide best-in-class payment, lending, and loyalty solutions, and expand the options for World Market customers," said Ralph Andretta, president and chief executive officer of Bread Financial.

"During the third quarter, we also announced a partnership with Marqeta that will further enable our in-store virtual payment solutions for Bread Financial. The Marqeta-supported product allows customers to provision a one-time-use virtual card, without a mobile app download, to check out in-store at point of sale with Bread Financial's loan products. Through our relationship with Marqeta, Bread Pay now delivers SplitPay and installment loan products both online and in-store.

"We continued to maintain a strong renewal rate as we renewed our relationship with Buckle, a valued brand partner, in the third quarter. Buckle operates over 440 retail stores in 42 states and has grown to become one of America's favorite denim destinations. We remain committed to providing Buckle's guests with lending and loyalty products that meet their evolving needs.

"We successfully completed the AAA portfolio conversion in October, achieving our target of greater than $2 billion in loan balances from new partner signings in 2022. Now, we are driving engagement with AAA's more than 56 million U.S. members through our enhanced cardholder value propositions.

"We remain focused on driving sustainable, profitable growth leveraging our technology enhancements and business development success," Andretta noted.

CEO COMMENTARY

"Our third quarter results reflect additional progress toward our 2022 financial targets, with double-digit loan growth and a pretax pre-provision earnings (PPNR) increase of 17% versus the third quarter of 2021. We remain on track to deliver positive operating leverage for the full year while continuing to invest in enhanced technology, digital modernization, and new product innovation. We continue to transform Bread Financial and invest in our future to deliver long-term sustainable value for our stakeholders.

"The ongoing successful execution of our strategy has strengthened our financial resilience as evidenced by the improvement in our capital and funding metrics, as well as enhanced diversification across our products and portfolio. Our improved credit profile supports sustained performance as we move into a more challenging economic environment.

"We are closely monitoring consumer economic indicators, including how consumers are navigating the changing economic environment. Consumer payment behaviors show continued signs of normalization toward pre-pandemic levels. We proactively adjust our underwriting and credit management to account for the challenges inflation and other factors present to consumers. Our seasoned leadership team is experienced in managing through credit cycles, with an emphasis on responsible risk management and proactive recession readiness planning.

"We remain focused on our continued transformation and the investments that position Bread Financial to drive profitable growth through the full economic cycle."

- Ralph Andretta, president and chief executive officer

Bread Financial | October 27, 2022 1

 “We are pleased with our third quarter financial results, which include year-over-year revenue growth of 15%, driven by 14% average loan growth and improved net interest margin. Credit sales growth in the quarter of 4% was impacted by both the transition of our credit card processing services and the temporary spike in fuel prices in July. For the sixth consecutive quarter, PPNR grew year-over-year at a double-digit rate, reflective of the quality growth we are delivering. Retail direct-to-consumer deposit balances exceeded $5 billion in the quarter further improving our cost of funds mix and funding diversification. Third quarter expenses were lower than anticipated as some expenses were shifted to the fourth quarter and we received payment network expense credits that were projected in the fourth quarter.  “Our expectation for the normalization of consumer payment behavior is reflected in our 2022 guidance, and our results this quarter were within the range of our expectations considering temporary impacts from the transition of our credit card processing services. We anticipate delinquency rates to move lower in the fourth quarter driven by improvement in early stage delinquency performance, while losses are expected to be higher in the fourth quarter, which is typically the highest quarter of the year for this metric based on seasonality.   “Additionally, we have maintained conservative economic scenario weightings in our credit reserve modeling as a result of an increasing probability of a recession, more persistent inflation, and the increased cost of overall consumer debt.  “Despite these macroeconomic headwinds, we remain confident in our full year guidance and our long-term outlook. We will continue to act prudently and responsibly in our allocation of capital and will moderate our growth as appropriate as we manage risk-reward tradeoffs to maintain long-term sustainable, profitable growth.”  CFO Commentary  - Perry Beberman, executive vice president and chief financial officer  2022 Full Year CFO Outlook  Macroeconomic Assumptions: “Our outlook continues to assume a moderation in the consumer payment rate throughout the remainder of 2022. We also expect further interest rate increases by the Federal Reserve to result in a nominal benefit to total net interest income, which is factored into our outlook.  Average Loan Growth: “Based on our new and renewed business announcements, visibility into our pipeline, and the current economic outlook, we reiterate our expectation for low-double-digit growth in full year 2022 average credit card and other loans relative to 2021.   Total Revenue: “Total revenue growth for 2022 is anticipated to align with average loan growth, with slight upside from improved full year net interest margin versus 2021.  Total Expenses: “As a result of ongoing investment in technology modernization, digital advancement, marketing, and product innovation, along with strong portfolio growth, we expect a sequential increase in total expenses in the fourth quarter. We remain focused on delivering positive operating leverage for the full year as we manage the pace and timing of our investments to align with our full year revenue and growth outlook.   Net Loss Rate: “We expect a net loss rate at the high end of our previously communicated low-to-mid 5% range for 2022. We remain confident in our long-term guidance of a through-the-cycle average net loss rate below our historical average of 6%.   Effective Tax Rate: “We continue to expect our full year normalized effective tax rate to be in the range of 25% to 26%, with quarter-over-quarter volatility due to the timing of various discrete items.”  2  Bread Financial | October 27, 2022

Key Operating and Financial Metrics(1)



Credit Sales
+4%
$7.4B
$7.7B
3Q21
3Q22
Revenue
+15%
$851MM
$979MM
3Q21
3Q22
PPNR(2)
+17%
$420MM
$493MM
3Q21
3Q22



Credit Metrics
Delinquency Rate(3)
+1.9%
3.8%
5.7%
3Q21
3Q22
Net Loss Rate(4)
+1.1%
3.9%
5.0%
3Q21
3Q22
Diluted EPS
Total Company
$4.47
-40%
$2.69
3Q21
3Q22
Continuing Ops.
$4.11
-35%
$2.69
3Q21
3Q22

Continuing Operations(1)

($ in millions, except per share amounts)	Quarter Ended September 30,			Year-to-Date through September 30,		
	2022	**2021**	**Change**	**2022**	**2021**	**Change**
Total net interest and non-interest income ("Revenue")	$979	$851	15%	$2,793	$2,416	16%
Net principal losses	*$218*	*$151*	*44%*	*$656*	*$543*	*21%*
Reserve build (release)	*$86*	*$10*	*nm*	*$246*	*$(363)*	*nm*
Provision for credit losses	$304	$161	89%	$902	$180	nm
Total non-interest expenses	$486	$431	13%	$1,383	$1,256	10%
Income from continuing operations before income taxes	$189	$259	(27)%	$508	$980	(48)%
Income from continuing operations	**$134**	**$206**	**(35)%**	**$358**	**$737**	**(51)%**
Income from continuing operations per diluted share	$2.69	$4.11	(35)%	$7.16	$14.74	(51)%
Weighted average shares outstanding – diluted	49.9	50.0		50.0	50.0	
**********************************						
Pretax pre-provision earnings (PPNR)(2)	$493	$420	17%	$1,410	$1,160	21%

nm – not meaningful

(1) Reflective of the spinoff of Loyalty Ventures Inc. for all periods presented.
(2) Pretax pre-provision earnings (PPNR) is a non-GAAP financial measure. See "Non-GAAP Financial Measures" below.
(3) The 3Q22 Delinquency rate was impacted by the transition of our credit card processing services.
(4) The 3Q22 Net loss rate was impacted by the transition of our credit card processing services. Excluding this impact, which is timing-related, the Net loss rate for the quarter would have been higher.

Bread Financial | October 27, 2022 3

 Third Quarter 2022 Compared with Third Quarter 2021 – Continuing Operations  Credit sales increased 4% to $7.7 billion driven by existing partners, as well as new product and brand partner additions.  Average and end-of-period credit card and other loans increased 14% and 16% to $17.6 billion and $18.1 billion, respectively, driven by continued credit sales growth, as well as further moderation in the consumer payment rate.  Revenue increased 15%, or $128 million, resulting from higher average loan balances and improved loan yields. Net interest margin increased 94 basis points year-over-year and 123 basis points sequentially.  Total non-interest expenses increased 13%, or $55 million, as employee compensation and benefit costs increased 20%, or $34 million, information processing and communication expenses increased 39%, or $21 million, as a result of the transition of our credit card processing services, and other expenses decreased 22%, or $16 million, primarily due to decreased legal and other business activity costs.  PPNR, a non-GAAP financial measure, improved by $73 million, or 17%, reflecting sustainable, profitable growth and continued success with our business transformation efforts.  Income from continuing operations decreased $72 million, as the improvement in PPNR was offset by a higher provision for credit losses reflecting both loan growth in the quarter and a higher reserve rate, as well as increased net principal losses.  Delinquency rate of 5.7% increased from 3.8% in 3Q21 and 4.4% in 2Q22; the 3Q22 rate was impacted by the transition of our credit card processing services, and increased as a result of expected consumer payment rate normalization, as well as seasonal trends.  Net loss rate of 5.0% increased from 3.9% in 3Q21, and decreased from 5.6% in 2Q22. The third quarter rate was impacted by the transition of our credit card processing services. Excluding the transition impact, which is timing-related, the net loss rate for the quarter would have been higher.  4  Contacts  Investor Relations: Brian Vereb (Brian.Vereb@breadfinancial.com), 614-528-4516     Media Relations: Shelley Whiddon (Shelley.Whiddon@breadfinancial.com), 214-494-3811   Rachel Stultz (Rachel.Stultz@breadfinancial.com), 614-729-4890  Bread Financial | October 27, 2022

 Forward-Looking Statements  This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, future financial performance and outlook, initiation or completion of strategic initiatives, including the ability to realize the intended benefits of the spinoff of our former LoyaltyOne® segment, future dividend declarations, future economic conditions, including, but not limited to, market conditions, persistent inflation, rising interest rates, the increased probability of a recession and related impacts on consumer behavior, future legislative or regulatory actions that could have impact on our business and results of operations, including any such actions that may be taken with respect to late fees, interchange fees, or other charges, developments in the geopolitical environment, including the war in Ukraine, and the ongoing effects of the global COVID-19 pandemic, all of which factors remain difficult to predict.   We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section and elsewhere in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.  Non-GAAP Financial Measures  We prepare our Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States of America (GAAP). However, certain information included within this presentation, constitutes non-GAAP financial measures. Our calculations of non-GAAP financial measures may differ from the calculations of similarly titled measures by other companies. In particular, Pretax pre-provision earnings (PPNR) is calculated by increasing/decreasing Income from continuing operations before income taxes by the net build/release in Provision for credit losses. We use PPNR as a metric to evaluate our results of operations before income taxes, excluding the volatility that can occur within Provision for credit losses. Tangible common equity over Tangible assets (TCE/TA) represents Total stockholders’ equity reduced by Goodwill and intangible assets, net, (TCE) divided by Tangible assets (TA), which is Total assets reduced by Goodwill and intangible assets, net. We use TCE/TA as a metric to evaluate the Company’s capital adequacy and estimate its ability to cover potential losses. Tangible book value per common share represents TCE divided by shares outstanding. We use Tangible book value per common share as a metric to estimate the Company’s potential value in relation to tangible assets per share. We believe the use of these non-GAAP financial measures provide additional clarity in understanding our results of operations and trends. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the Reconciliation of GAAP to Non-GAAP Financial Measures that follows.   Conference Call / Webcast Information  Bread Financial will host a conference call on Thursday, October 27, 2022 at 8:30 a.m. (Eastern Time) to discuss the Company’s third quarter 2022 results. The conference call will be available via the Internet at www.breadfinancial.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company’s website.  A replay of the conference call will be available two hours after the end of the call until 11:59 p.m. ET on Thursday, October 27, 2022. To access the replay, please dial (866) 813-9403 or (929) 458-6194 and reference conference ID number “656109”.  5  Bread Financial | October 27, 2022

 About Bread Financial™     Bread FinancialTM (NYSE: BFH) is a tech-forward financial services company providing simple, personalized payment, lending and saving solutions. The company creates opportunities for its customers and partners through digitally enabled choices that offer ease, empowerment, financial flexibility and exceptional customer experiences. Driven by a digital-first approach, data insights and white-label technology, Bread Financial delivers growth for its partners through a comprehensive product suite, including private label and co-brand credit cards, installment lending, and buy now, pay later (BNPL). Bread Financial also offers direct-to-consumer solutions that give customers more access, choice and freedom through its branded Bread CashbackTM American Express® Credit Card and Bread SavingsTM products.   Bread Financial is an S&P MidCap 400 company headquartered in Columbus, Ohio, and committed to sustainable business practices powered by its 6,000+ global associates. To learn more about Bread Financial, visit BreadFinancial.com or follow us on Facebook, LinkedIn, Twitter and Instagram.  6  Bread Financial | October 27, 2022

BREAD FINANCIAL HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2022	2021	2022	2021
Interest income:				
Interest and fees on loans	$ 1,195	$ 992	$ 3,325	$ 2,845
Interest on cash and investment securities	23	2	34	6
Total interest income	1,218	994	3,359	2,851
Interest expense:				
Interest on deposits	66	39	142	130
Interest on borrowings	67	52	166	168
Total interest expense	133	91	308	298
Net interest income	1,085	903	3,051	2,553
Non-interest income:				
Interchange revenue, net of retailer share arrangements	(136)	(97)	(333)	(251)
Other	30	45	75	114
Total non-interest income	(106)	(52)	(258)	(137)
Total net interest and non-interest income	979	851	2,793	2,416
Provision for credit losses	304	161	902	180
Total net interest and non-interest income, after provision for credit losses	675	690	1,891	2,236
Non-interest expenses:				
Employee compensation and benefits	202	168	572	489
Card and processing expenses	82	81	248	242
Information processing and communication	75	54	192	161
Marketing expense	44	35	124	113
Depreciation and amortization	29	23	80	70
Other	54	70	167	181
Total non-interest expenses	486	431	1,383	1,256
Income from continuing operations before income taxes	189	259	508	980
Provision for income taxes	55	53	150	243
Income from continuing operations	134	206	358	737
(Loss) income from discontinued operations, net of taxes	-	18	(1)	46
Net income	$ 134	$ 224	$ 357	$ 783
Basic earnings per share:				
Income from continuing operations	$ 2.69	$ 4.14	$ 7.17	$ 14.81
(Loss) income from discontinued operations	-	0.36	(0.01)	0.94
Net income per share	$ 2.69	$ 4.50	$ 7.16	$ 15.75
Diluted earnings per share:				
Income from continuing operations	$ 2.69	$ 4.11	$ 7.16	$ 14.74
(Loss) income from discontinued operations	-	0.36	(0.01)	0.94
Net income per diluted share	$ 2.69	$ 4.47	$ 7.15	$ 15.68
Weighted average shares:				
Basic	49.8	49.8	49.9	49.7
Diluted	49.9	50.0	50.0	50.0
Pre-tax pre-provision earnings*:				
Income from continuing operations before income taxes	$ 189	$ 259	$ 508	$ 980
Provision for credit losses	304	161	902	180
Pre-tax pre-provision earnings	$ 493	$ 420	$ 1,410	$ 1,160

** Pretax pre-provision earnings (PPNR) is a non-GAAP financial measure.*

Bread Financial | October 27, 2022

7

 BREAD FINANCIAL HOLDINGS, INC.  UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS  (In millions)  8  Bread Financial | October 27, 2022  September 30,  December 31,   2022  2021  Assets        Cash and cash equivalents    $ 3,583    $ 3,046   Credit card and other loans:   Credit card and other loans    18,126    17,399   Allowance for credit losses    (2,073)   (1,832)  Credit card and other loans, net    16,053    15,567   Available-for-sale securities   218    239   Property and equipment, net   204    215   Goodwill and intangible assets, net    690    687   Other assets    1,212    1,992   Total assets    $ 21,960    $ 21,746         Liabilities and Stockholders’ Equity  Deposits    $ 12,444    $ 11,027   Debt issued by consolidated variable interest entities   4,015    5,453   Long-term and other debt    1,916    1,986   Other liabilities    1,186    1,194   Total liabilities    19,561    19,660   Stockholders’ equity    2,399    2,086   Total liabilities and stockholders’ equity    $ 21,960    $ 21,746         Shares of common stock outstanding  49.8  49.8

        Nine Months Ended  September 30,            2022        2021                  Cash Flows from Operating Activities:     Net income     $  357        $  783  Adjustments to reconcile net income to net cash provided by operating activities:     Provision for credit losses        902           180  Depreciation and amortization  80  97  Deferred income taxes  (137)  20  Non-cash stock compensation  24  25  Amortization of deferred financing costs        18           23     Amortization of deferred origination costs        64           54     Change in other operating assets and liabilities:           Change in other assets  (25)  (89)  Change in other liabilities  11  115  Other        57           —     Net cash provided by operating activities        1,351           1,208           Cash Flows from Investing Activities:     Change in credit card and other loans        (1,171)           88     Change in redemption settlement assets        —           (47)     Proceeds from sale of credit card portfolio  —  512  Purchase of credit card portfolios  (249)  (99)  Capital expenditures        (53)           (59)     Purchase of investment securities        (35)           (77)     Maturities of investment securities        25           61     Other        (5)           2     Net cash (used in) provided by investing activities        (1,488)           381           Cash Flows from Financing Activities:     Unsecured borrowings under debt agreements        218           38     Repayments/maturities of unsecured borrowings under debt agreements        (294)           (114)     Debt issued by consolidated variable interest entities        1,723           2,768     Repayments/maturities of debt issued by consolidated variable interest entities        (3,162)           (3,891)     Net increase in deposits        1,395           88     Payment of deferred financing costs  (10)  (13)  Dividends paid        (32)           (31)     Repurchase of common stock        (12)           —     Other        (4)           (2)     Net cash used in financing activities        (178)           (1,157)           Effect of exchange rate changes on cash, cash equivalents and restricted cash        —           (4)     Change in cash, cash equivalents and restricted cash        (315)           428     Cash, cash equivalents and restricted cash at beginning of period        3,923           3,463     Cash, cash equivalents and restricted cash at end of period     $  3,608        $  3,891                                      Note: The unaudited Condensed Consolidated Statements of Cash Flows are presented reflecting the combined cash flows from continuing and discontinued operations.  BREAD FINANCIAL HOLDINGS, INC.  UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS  (In millions)  9  Bread Financial | October 27, 2022

BREAD FINANCIAL HOLDINGS, INC.
UNAUDITED SUMMARY FINANCIAL HIGHLIGHTS
(In millions, except per share amounts and percentages)

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2022	2021	Change	2022	2021	Change
Credit sales	$ 7,689	$ 7,380	4%	$ 22,716	$ 20,825	9%
Average credit card and other loans	$ 17,598	$ 15,471	14%	$ 17,084	$ 15,512	10%
End-of-period credit card and other loans	$ 18,126	$ 15,690	16%	$ 18,126	$ 15,690	16%
End-of-period direct-to-consumer deposits	$ 5,176	$ 3,052	70%	$ 5,176	$ 3,052	70%
Return on average assets[1]	2.4%	3.7%	(1.3)%	2.2%	4.5%	(2.3)%
Return on average equity[2]	22.8%	38.0%	(15.2)%	20.9%	52.2%	(31.3)%
Net interest margin[3]	19.9%	18.9%	1.0%	19.3%	18.0%	1.3%
Loan yield[4]	27.2%	25.6%	1.6%	25.9%	24.5%	1.4%
Efficiency ratio[5]	49.7%	50.6%	(0.9)%	49.6%	52.0%	(2.4)%
Tangible common equity / tangible assets ratio (TCE/TA)[6]	8.0%	7.2%	0.8%	8.0%	7.2%	0.8%
Tangible book value per common share[7]	$ 34.30	$ 31.18	10.0%	$ 34.30	$ 31.18	10.0%
Cash dividend per common share	$ 0.21	$ 0.21	0.0%	$ 0.63	$ 0.63	0.0%
Delinquency rate[8]	5.7%	3.8%	1.9%	5.7%	3.8%	1.9%
Net loss rate[9]	5.0%	3.9%	1.1%	5.1%	4.7%	0.4%
Reserve rate	11.4%	10.5%	0.9%	11.4%	10.5%	0.9%

(1) Return on average assets represents annualized Income from continuing operations divided by average Total assets.
(2) Return on average equity represents annualized Income from continuing operations divided by average Total stockholders' equity.
(3) Net interest margin represents annualized Net interest income divided by average Total interest-earning assets.
(4) Loan yield represents annualized Interest and fees on loans divided by Average credit card and other loans.
(5) Efficiency ratio represents Total non-interest expenses divided by Total net interest and non-interest income.
(6) Tangible common equity (TCE) represents Total stockholders' equity reduced by Goodwill and intangible assets, net. Tangible assets (TA) represents Total assets reduced by Goodwill and intangible assets, net. TCE/TA is a non-GAAP financial measure.
(7) Tangible book value per common share represents TCE divided by shares outstanding, and is a non-GAAP financial measure.
(8) The 3Q22 Delinquency rate was impacted by the transition of our credit card processing services.
(9) The 3Q22 Net loss rate was impacted by the transition of our credit card processing services. Excluding this impact, which is timing-related, the Net loss rate for the quarter would have been higher.

Bread Financial | October 27, 2022 10

BREAD FINANCIAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except percentages)

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2022	2021	% Change	2022	2021	% Change
(Millions, except percentages)						
Pretax pre-provision earnings (PPNR)						
Income from continuing operations before income taxes	189	259	(27)%	508	980	(48)%
Provision for credit losses	304	161	89%	902	180	400%
Pretax pre-provision earnings (PPNR)	493	420	17%	1,410	1,160	21%
Tangible common equity (TCE)						
Total stockholders' equity	2,399	2,246	7%	2,399	2,246	7%
Less: Goodwill and intangible assets, net	(690)	(694)	(1)%	(690)	(694)	(1)%
Tangible common equity (TCE)	1,709	1,552	10%	1,709	1,552	10%
Tangible assets (TA)						
Total assets	21,960	22,257	(1)%	21,960	22,257	(1)%
Less: Goodwill and intangible assets, net	(690)	(694)	(1)%	(690)	(694)	(1)%
Tangible assets (TA)	21,270	21,563	(1)%	21,270	21,563	(1)%

Bread Financial | October 27, 2022 11